                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 2000 with respect to the consolidated financial statements of US Unwired Inc., and our report dated February 9, 2000 with respect to the financial statements of Louisiana Unwired, LLC, and our report dated February 9, 2000 with respect to the financial statements of Meretel Communications, L.P., in Amendment No. 4 to the Registration Statement (Form S-4) and related Prospectus of US Unwired Inc.


                                       /s/ Ernst & Young LLP

Houston, Texas
March 14, 2000